Gibraltar Announces Second-Quarter 2020 Financial Results

Q2 Revenues Grow 9%, GAAP and Adjusted EPS Grow 36% and 15%, Respectively
Backlog of $277 Million up 14% on Renewable Energy and Conservation Demand
Strong Balance Sheet and Liquidity Supports Execution and Ongoing Investment in the Business
Continue to Execute Pandemic Playbook

Buffalo, New York, August 5, 2020 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial and infrastructure markets, today reported its financial results for the three-month period ended June 30, 2020.

“Our organization responded well to a better than expected demand profile in our Residential Products and Renewable Energy & Conservation end markets during the quarter. Despite the continuous challenge of the pandemic, our decision to keep our team intact enabled us to deliver revenue growth and adjusted EPS growth of 8.8% and 15.1%, respectively” said President and Chief Executive Officer Bill Bosway. “As important, our GAAP and adjusted operating margins improved 200 and 130 basis points, respectively, supporting our continued investment in our business. We are gaining momentum and starting to see more consistent performance across our businesses, with our backlog continuing to build, up 14% to $277 million.”

Second Quarter 2020 Consolidated Results

Gibraltar reported the following consolidated results:

	Three Months Ended June 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$285.8	$262.7	8.8%	$285.8	$262.7	8.8%
Net Income	$27.3	$19.9	37.2%	$27.7	$23.7	16.9%
Diluted EPS	$0.83	$0.61	36.1%	$0.84	$0.73	15.1%

Second quarter 2020 net sales increased 8.8% to $285.8 million, driven by the Residential Products and Renewable Energy & Conservation segments. Of the 8.8% increase, organic growth was 1.6%, and recent acquisitions contributed 7.2%.

GAAP earnings increased 37.2% to $27.3 million, or $0.83 per share, while adjusted earnings increased 16.9% to $27.7 million, or $0.84 per share, the result of organic growth in both Residential Products and Renewable Energy and Conservation, marked margin expansion in Residential and Industrial & Infrastructure Products, continued execution in all core businesses, product and services mix, favorable alignment of price to material costs, and ongoing benefits from operational excellence initiatives. Special items removed from both the second quarters of 2020 and 2019 are further described in the appended reconciliation of adjusted financial measures.

Mr. Bosway stated, “We continue to execute our operating playbook as we deal with the pandemic and make necessary adjustments as the current environment evolves. Our top priorities remain our organization, keeping them and their families as safe and healthy as possible, ensuring our supply chain operates well, and maintaining a high level of responsiveness to customers.”

Second Quarter Segment Results

Renewable Energy & Conservation

For the second quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$98.3	$76.0	29.3%	$98.3	$76.0	29.3%
Operating Margin	9.4%	12.7%	(330) bps	10.9%	12.6%	(170) bps

Renewable Energy & Conservation revenues increased 29.3%, with organic growth of 4.2%, and inorganic growth of 25.1% resulting from the acquisitions of Apeks Supercritical, Thermo Energy Solutions and Delta Separations. Segment backlog increased, up 15% versus 2019, the result of good market dynamics and participation gains, particularly in renewable energy, and the impact of recent acquisitions.

The segment’s core business continued to grow, driven by renewable energy, and delivered improved operating results driven by participation gains, product and service mix, strong execution, and continued improved solar tracker field performance. These benefits were partly offset by slower market demand for cannabis growing solutions. The impact on margins from acquisitions was consistent with expectations, with the pandemic creating near-term cannabis processing end market demand challenges, and while there have been a few integration challenges, integration overall is expected to be completed on time to deliver targeted returns in year three. Adjusted operating margin for the second quarter of 2020 and 2019 removes special charges for acquisition related items and restructuring initiatives, as further described in the appended reconciliation of adjusted financial measures.

Residential Products

For the second quarter, the Residential Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$139.5	$130.4	7.0%	$139.5	$130.4	7.0%
Operating Margin	20.0%	15.9%	410 bps	20.2%	16.2%	400 bps

Residential Products revenue increased 7.0% due to strong repair and remodel activity as homeowners started to “nest” during the pandemic and through participation gains across key product lines and customers. Adjusted operating margin increased due to consistent execution, better price and material cost management, product mix, 80/20 initiatives, and volume leverage. Adjusted operating margin for the second quarters of 2020 and 2019 removes the special charges for restructuring initiatives under the 80/20 program as further described in the appended reconciliation of adjusted financial measures.

Industrial & Infrastructure Products

For the second quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended June 30,
Dollars in millions	GAAP			Adjusted
	2020	2019	% Change	2020	2019	% Change
Net Sales	$48.1	$56.2	(14.4)%	$48.1	$56.2	(14.4)%
Operating Margin	13.8%	7.2%	660 bps	14.5%	9.6%	490 bps

Segment revenue decreased 14.4%, driven by lower demand for core industrial products during the pandemic. The infrastructure business was comparable with the prior year’s quarter, and its backlog continued to grow.

The increase in adjusted operating margin was driven by continued improvement in execution in our industrial business, a more favorable alignment of price to material costs, mix and continued benefits from 80/20 profit improvement initiatives. Adjusted operating margin for the second quarters of 2020 and 2019 removes special charges for restructuring initiatives as further described in the appended reconciliation of adjusted financial measures.

Business Outlook

Although the Company delivered strong financial performance in the first half of 2020 and continues to experience a growing backlog, the uncertain pace and strength of an economic recovery in the current environment continue to make providing reliable quantitative guidance difficult.

Bill Bosway commented, “Our momentum and current market trends support a solid outlook for the remainder of the year and give us confidence that our second half of the year will be stronger than the first half. However, the current status of the pandemic across the country, and understanding its potential impact on our markets, makes it challenging to provide an outlook and guidance with reliable precision. Therefore, we will continue with suspension of quantitative guidance and will revisit this practice in three months. In the near term, we will continue to focus on what is in front of us and on what we can control. The resiliency inherent in our business model and our strong balance sheet position us to continue investing in our business and strengthening our position in the markets we serve.”

Second Quarter 2020 Conference Call Details

Gibraltar will host a conference call today starting at 9:00 a.m. ET to review its results for the second quarter of 2020. Interested parties may access the webcast through the Investor Info section of the Company’s website at www.gibraltar1.com or dial into the call at (877) 407-3088 or (201) 389-0927. Presentation slides referenced during the conference call will be available for download on the website. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar

Gibraltar Industries is a leading manufacturer and provider of products and services for the renewable energy, conservation, residential, industrial, and infrastructure markets. With a three-pillar strategy focused on business systems, portfolio management, and organization and talent development, Gibraltar’s mission is to create compounding and sustainable value with strong leadership positions in higher growth, profitable end markets. Gibraltar serves customers primarily throughout North America. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Adjusted Financial Measures

To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with 80/20 simplification initiatives, senior leadership transition costs, early debt repayment, acquisition related costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results and may be different than adjusted measures used by other companies.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Sales	$285,814	$262,655	$535,253	$490,072
Cost of sales	213,556	199,097	406,608	382,614
Gross profit	72,258	63,558	128,645	107,458
Selling, general, and administrative expense	37,667	36,952	78,864	70,286
Income from operations	34,591	26,606	49,781	37,172
Interest expense	214	219	167	2,280
Other (income) expense	(1,787)	(13)	(1,595)	576
Income before taxes	36,164	26,400	51,209	34,316
Provision for income taxes	8,872	6,487	11,858	8,058
Net income	$27,292	$19,913	$39,351	$26,258

Net earnings per share:
Basic	$0.84	$0.62	$1.21	$0.81
Diluted	$0.83	$0.61	$1.20	$0.80
Weighted average shares outstanding:
Basic	32,605	32,321	32,596	32,300
Diluted	32,860	32,642	32,868	32,630

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$120,859	$191,363
Accounts receivable, net of allowance of $6,270 and $6,330	193,609	147,515
Inventories	79,058	78,476
Prepaid expenses and other current assets	22,849	19,748
Total current assets	416,375	437,102
Property, plant, and equipment, net	94,723	95,409
Operating lease assets	33,383	27,662
Goodwill	378,740	329,705
Acquired intangibles	110,481	92,592
Other assets	1,794	1,980
	$1,035,496	$984,450
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$116,853	$83,136
Accrued expenses	94,009	98,463
Billings in excess of cost	29,281	47,598
Total current liabilities	240,143	229,197
Deferred income taxes	40,022	40,334
Non-current operating lease liabilities	24,400	19,669
Other non-current liabilities	21,167	21,286
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,413 shares and 33,192 shares issued and outstanding in 2020 and 2019	334	332
Additional paid-in capital	299,829	295,582
Retained earnings	444,728	405,668
Accumulated other comprehensive loss	(8,438)	(5,391)
Cost of 993 and 906 common shares held in treasury in 2020 and 2019	(26,689)	(22,227)
Total shareholders’ equity	709,764	673,964
	$1,035,496	$984,450

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities
Net income	$39,351	$26,258
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	11,054	9,892
Stock compensation expense	4,171	6,091
Gain on sale of business	(1,881)	—
Exit activity costs, non-cash	346	—
(Benefit of) provision for deferred income taxes	(216)	278
Other, net	1,018	2,437
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(25,842)	(41,156)
Inventories	5,661	13,464
Other current assets and other assets	1,996	(4,983)
Accounts payable	(1,732)	4,012
Accrued expenses and other non-current liabilities	(41,181)	(9,807)
Net cash (used in) / provided by operating activities	(7,255)	6,486
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(54,385)	(264)
Net proceeds from sale of property and equipment	59	60
Purchases of property, plant, and equipment	(5,231)	(6,265)
Net proceeds from sale of business	704	—
Net cash used in investing activities	(58,853)	(6,469)
Cash Flows from Financing Activities
Long-term debt payments	—	(212,000)
Payment of debt issuance costs	—	(1,235)
Purchase of treasury stock at market prices	(4,462)	(3,149)
Net proceeds from issuance of common stock	78	208
Net cash used in financing activities	(4,384)	(216,176)
Effect of exchange rate changes on cash	(12)	1,035
Net decrease in cash and cash equivalents	(70,504)	(215,124)
Cash and cash equivalents at beginning of year	191,363	297,006
Cash and cash equivalents at end of period	$120,859	$81,882

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$98,259	$—	$—	$—	$—	$98,259
Residential Products	139,472	—	—	—	—	139,472
Industrial & Infrastructure Products	48,263	—	—	—	—	48,263
Less Inter-Segment Sales	(180)	—	—	—	—	(180)
	48,083	—	—	—	—	48,083
Consolidated sales	285,814	—	—	—	—	285,814

Income from operations
Renewable Energy & Conservation	9,188	388	—	1,172	—	10,748
Residential Products	27,964	263	—	—	—	28,227
Industrial & Infrastructure Products	6,644	314	—	—	—	6,958
Segments Income	43,796	965	—	1,172	—	45,933
Unallocated corporate expense	(9,205)	45	116	50	—	(8,994)
Consolidated income from operations	34,591	1,010	116	1,222	—	36,939

Interest expense	214	—	—	—	—	214
Other (income) expense	(1,787)	—	—	—	1,881	94
Income before income taxes	36,164	1,010	116	1,222	(1,881)	36,631
Provision for income taxes	8,872	236	—	274	(469)	8,913
Net income	$27,292	$774	$116	$948	$(1,412)	$27,718
Net earnings per share - diluted	$0.83	$0.02	$—	$0.03	$(0.04)	$0.84

Operating margin
Renewable Energy & Conservation	9.4%	0.4%	—%	1.2%	—%	10.9%
Residential Products	20.0%	0.2%	—%	—%	—%	20.2%
Industrial & Infrastructure Products	13.8%	0.7%	—%	—%	—%	14.5%
Segments Margin	15.3%	0.3%	—%	0.4%	—%	16.1%
Consolidated	12.1%	0.4%	—%	0.4%	—%	12.9%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30, 2019
	As Reported In GAAP Statements	Restructuring and Acquisition Related Items	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$76,004	$—	$—	$—	$76,004
Residential Products	130,433	—	—	—	130,433
Industrial & Infrastructure Products	56,547	—	—	—	56,547
Less Inter-Segment Sales	(329)	—	—	—	(329)
	56,218	—	—	—	56,218
Consolidated sales	262,655	—	—	—	262,655

Income from operations
Renewable Energy & Conservation	9,649	(95)	—	—	9,554
Residential Products	20,778	219	78	—	21,075
Industrial & Infrastructure Products	4,069	1,346	—	—	5,415
Segments income	34,496	1,470	78	—	36,044
Unallocated corporate expense	(7,890)	670	1,770	—	(5,450)
Consolidated income from operations	26,606	2,140	1,848	—	30,594

Interest expense	219	—	—	(38)	181
Other income	(13)	—	—	—	(13)
Income before income taxes	26,400	2,140	1,848	38	30,426
Provision for income taxes	6,487	533	(301)	9	6,728
Net income	$19,913	$1,607	$2,149	$29	$23,698
Net earnings per share - diluted	$0.61	$0.05	$0.07	$—	$0.73

Operating margin
Renewable Energy & Conservation	12.7%	(0.1)%	—%	—%	12.6%
Residential Products	15.9%	0.2%	0.1%	—%	16.2%
Industrial & Infrastructure Products	7.2%	2.4%	—%	—%	9.6%
Segments margin	13.1%	0.6%	—%	—%	13.7%
Consolidated	10.1%	0.8%	0.7%	—%	11.6%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2020
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Acquisition Related Items	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$194,756	$—	$—	$—	$—	$194,756
Residential Products	242,891	—	—	—	—	242,891
Industrial & Infrastructure Products	98,064	—	—	—	—	98,064
Less Inter-Segment Sales	(458)	—	—	—	—	(458)
	97,606	—	—	—	—	97,606
Consolidated sales	535,253	—	—	—	—	535,253

Income from operations
Renewable Energy & Conservation	14,887	406	—	2,173	—	17,466
Residential Products	41,689	484	—	—	—	42,173
Industrial & Infrastructure Products	10,633	312	—	—	—	10,945
Segments Income	67,209	1,202	—	2,173	—	70,584
Unallocated corporate expense	(17,428)	99	2,342	309	—	(14,678)
Consolidated income from operations	49,781	1,301	2,342	2,482	—	55,906

Interest expense	167	—	—	—	—	167
Other (income) expense	(1,595)	—	—	—	1,881	286
Income before income taxes	51,209	1,301	2,342	2,482	(1,881)	55,453
Provision for income taxes	11,858	309	—	590	(469)	12,288
Net income	$39,351	$992	$2,342	$1,892	$(1,412)	$43,165
Net earnings per share – diluted	$1.20	$0.03	$0.07	$0.05	$(0.04)	$1.31

Operating margin
Renewable Energy & Conservation	7.6%	0.2%	—%	1.1%	—%	9.0%
Residential Products	17.2%	0.2%	—%	—%	—%	17.4%
Industrial & Infrastructure Products	10.9%	0.3%	—%	—%	—%	11.2%
Segments Margin	12.6%	0.2%	—%	0.4%	—%	13.2%
Consolidated	9.3%	0.2%	0.4%	0.5%	—%	10.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30, 2019
	As Reported In GAAP Statements	Restructuring and Acquisition Related Items	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Renewable Energy & Conservation	$144,841	$—	$—	$—	$144,841
Residential Products	234,142	—	—	—	234,142
Industrial & Infrastructure Products	111,735	—	—	—	111,735
Less Inter-Segment Sales	(646)	—	—	—	(646)
	111,089	—	—	—	111,089
Consolidated sales	490,072	—	—	—	490,072

Income from operations
Renewable Energy & Conservation	11,281	(1)	—	—	11,280
Residential Products	32,868	370	78	—	33,316
Industrial & Infrastructure Products	8,198	1,313	—	—	9,511
Segments income	52,347	1,682	78	—	54,107
Unallocated corporate expense	(15,175)	677	4,265	—	(10,233)
Consolidated income from operations	37,172	2,359	4,343	—	43,874

Interest expense	2,280	—	—	(1,079)	1,201
Other expense	576	—	—	—	576
Income before income taxes	34,316	2,359	4,343	1,079	42,097
Provision for income taxes	8,058	587	320	269	9,234
Net income	$26,258	$1,772	$4,023	$810	$32,863
Net earnings per share - diluted	$0.80	$0.06	$0.12	$0.03	$1.01

Operating margin
Renewable Energy & Conservation	7.8%	—%	—%	—%	7.8%
Residential Products	14.0%	0.2%	—%	—%	14.2%
Industrial & Infrastructure Products	7.4%	1.2%	—%	—%	8.6%
Segments margin	10.7%	0.3%	—%	—%	11.0%
Consolidated	7.6%	0.5%	0.9%	—%	9.0%